     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1996
                                                       REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ___________________________

                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                           __________________________

                      PEDIATRIC SERVICES OF AMERICA, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                  58-1873345
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

                               3159 CAMPUS DRIVE
                          NORCROSS, GEORGIA 30071-1042
                                 (770) 441-1580
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                               JOSEPH D. SANSONE
                                   PRESIDENT
                      PEDIATRIC SERVICES OF AMERICA, INC.
                               3159 CAMPUS DRIVE
                          NORCROSS, GEORGIA 30071-1042
                                 (770) 441-1580
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                ------------------------------------------------
                          Copies of Communications to:

      SUSAN E. DIGNAN, ESQ.                         THOMAS WARDELL, ESQ.
        GENERAL COUNSEL                            LONG, ALDRIDGE & NORMAN
PEDIATRIC SERVICES OF AMERICA, INC.           ONE PEACHTREE CENTER, SUITE 5300
       3159 CAMPUS DRIVE                            303 PEACHTREE STREET
   NORCROSS, GEORGIA 30071-1042                 ATLANTA, GEORGIA  30308-3201
        (770) 441-1580                                (404) 527-4000

               ------------------------------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

                ------------------------------------------------

       If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


                        CALCULATION OF REGISTRATION FEE


             Title of shares                 Amount       Proposed maximum     Proposed maximum         Amount of
                  to be                      to be       offering price per   aggregate offering      registration
               registered                  registered         share(1)             price(1)               fee(1)
- -----------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value per share       845,006         $24.375            $20,597,021             $7,103
- -----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market System on June 5, 1996.

                ------------------------------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

       PROSPECTUS



                                 845,006 SHARES

                      PEDIATRIC SERVICES OF AMERICA, INC.


                                  COMMON STOCK


            The 845,006 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Pediatric Services of America, Inc. (the "Company") offered hereby are being offered for the account of the individuals described hereafter as "Selling Stockholders" (the "Selling Stockholders"). The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders. See "Selling Stockholders."

            The Selling Stockholders may sell the Shares offered hereby from time to time, with such sales to be primarily through market transactions effected through registered broker dealers on The Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which shares of the Company's Common Stock are then listed at market prices prevailing at the time of the sale. Such brokers or dealers may receive compensation in the form of commissions or otherwise in such amounts as may be negotiated by them. As of the date of this Prospectus, no agreements have been reached for the sale of the Shares or the amount of any compensation to be paid to brokers or dealers in connection therewith. The Selling Stockholders will bear all expenses in connection with the registration and sale of the Shares being offered hereby, including commissions, concessions or discounts to brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholders and the fees of counsel to the Company. See "Plan of Distribution."

            The Common Stock of the Company is traded on The Nasdaq National Market under the symbol "PSAI." On June 5, 1996, the last reported sale price of the Company's Common Stock on The Nasdaq National Market was $24.50 per share.

                               _________________



               THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAP-
                 PROVED BY THE SECURITIES AND EXCHANGE COMMIS-
                  SION OR ANY STATE SECURITIES COMMISSION NOR
                    HAS THE COMMISSION OR ANY STATE SECURI-
                      TIES COMMISSION PASSED UPON THE AC-
                        CURACY OR ADEQUACY OF THIS PRO-
                          SPECTUS. ANY REPRESENTATION
                              TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                               _________________

                 The date of this Prospectus is June __, 1996.

            No person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sales hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or the dates as of which information is otherwise set forth or incorporated by reference herein. This Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase any securities other than those to which it relates or an offer to any person in any jurisdiction where such offer or solicitation would be unlawful.


                             AVAILABLE INFORMATION


            Additional information regarding the Company and the Shares offered hereby is contained in the Registration Statement on Form S-3 (of which this Prospectus forms a part) and the exhibits relating thereto (the "Form S-3 Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information also may be inspected at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1500.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


            The following documents heretofore filed by the Company with the Commission pursuant to the 1934 Act hereby are incorporated by reference into this Prospectus as of their respective dates:

            (1) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

            (2) The Company's Annual Report on Form 10-K for the year ended September 30, 1995;

            (3) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995;

            (4) The Company's Proxy Statement, dated December 8, 1995 for the fiscal year ended September 30, 1995;

            (5) The Company's Current Report on Form 8-K dated February 29,
       1996;

            (6) The Company's Current Report on Form 8-K/A dated February 29, 1996, Amendment No. 1;

            (7) The Company's Current Report on Form 8-K/A dated February 29, 1996, Amendment No. 2; and

            (8) The description of the Common Stock as contained in the Company's Registration Statement on Form S-1 (Registration No. 33-92220), declared effective by the Commission on June 13, 1995, at "Description of Capital Stock."

            In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

            The Company will provide without charge to each person to whom this Prospectus is delivered, at the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the foregoing documents). The Company also will provide without charge upon request a copy of the Company's latest Annual Report. Written or telephonic requests should be directed to Susan E. Dignan, General Counsel, Pediatric Services of America, Inc., 3159 Campus Drive, Norcross, Georgia 30071-1042, telephone telephone number: (770) 441-1580.


                                  THE COMPANY

       GENERAL

            The Company provides comprehensive pediatric home health care services, specializing in pediatric respiratory therapy and nursing services and related equipment. The Company's pediatric home health care services are designed to provide a high quality, lower cost alternative to prolonged hospitalization for medically fragile children. As a complement to its pediatric respiratory and infusion services, the Company also provides respiratory therapy home health care services and related equipment for adults. The Company offers its home health care services through a network of 83 branch offices located in 23 states.
       The Company was organized on September 25, 1989 under Delaware law. Since that time the Company has grown by internal growth and by acquisition.

       RECENT DEVELOPMENTS

            On February 9, 1996, the Company acquired certain assets from Primary Health Services, Inc. in return for an aggregate of $500,000 in cash and 51,124 shares of the Company's Common Stock, of which 17,893 shares are to be held in escrow for a period of up to 18 months from February 12, 1996. The remainder of the shares were delivered to Child Health Systems, Inc. the sole shareholder of Primary Health Services, Inc. at the closing on February 12, 1996. These shares may be sold by Child Health Systems, Inc. or may be distributed to its stockholders, who in turn may sell the shares.

            On February 29, 1996, the Company acquired Premier Medical Services, Inc. ("Premier"), a corporation headquartered in Walnut Creek, California, through a share exchange with Premier Stockholders. Premier provides health care personnel to care for patients in their homes, to supplement the staffing of health care institutions, and to perform medical examinations for the insurance industry.

            The shares of Premier were exchanged pursuant to a Stock Exchange Agreement between the Company and Premier under which a total of 845,006 shares of the Company's Common Stock were delivered to Premier stockholders. Approximately ten percent of these shares were placed in an escrow account as security under indemnification agreements. In addition, the existing Premier stock options were converted to options for 42,625 shares of the Company's Common Stock.

            The Company entered into Termination and Non-Compete Agreements with the former Chief Executive Officer and the former Chief Financial Officer of Premier. In connection with these agreements, the Company made lump sum payments to these former officers.

            The combination of Premier with the Company materially affected the revenue and income of the Company; the transaction has been accounted for using the pooling of interests method of accounting and Supplemental Consolidated Financial Statements of the Company reflecting the combination, together with the related revisions to Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as related historical financial statements for Premier, have been filed on Form 8-K/A dated February 29, 1996, Amendments No. 1 and No. 2 and are incorporated by reference elsewhere in this Prospectus.

                                    SELLING STOCKHOLDERS

            The shares of Common Stock hereby offered are beneficially owned by and offered for the account of the Selling Stockholders shown in the following table. Except as otherwise noted below, the Selling Stockholders do not have nor have they had a material relationship with the Company or its affiliates within the past three years. The Selling Stockholders acquired the Shares as a result of the stock exchange agreement between the Company and Premier under which the Selling Stockholders exchanged their Premier shares for shares of the Company's Common Stock. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. At the completion of this sale, the Selling Stockholders will own no shares of Common Stock.

                                                  NUMBER OF SHARES
       NAME OF SELLING STOCKHOLDER               AS OF JUNE 3, 1996
       ---------------------------               ------------------
       Philip LaBarbera  (1)                            159,573
       Timothy Conner   (1)                              52,875
       Dave Nabors Partners                              17,547
       Michael Ober                                      26,320
       Timm F. Crull                                     21,934
       Timm Crull Sr.                                    21,934
       Merit Construction, Inc.                          17,547
       Sands Partnership                                 52,641
       Mark S. Sokoloff                                  17,547
       George and Nancy Moorehead Jr.                     8,773
       Donald Moorehead Jr.                              17,547
       Lois Peters                                       17,547
       Debora Odom                                        6,580
       DeMuth, Folger & Wetherill, II, L.P.              15,393
       DFW Partners, L.P.                               318,974
       Teresa Howard                                     37,205
       Imperial Bank                                     12,667
       Health Professionals                               9,735
       Steven J. Cook                                     3,167
       Aspen Limited Partnership                          3,167
       North-South Capital Partners                       6,333
                                                        -------
       TOTAL SHARES                                     845,006


(1) Mr. LaBarbera served as President, Chief Executive Officer and board member, and Mr. Conner served as Chief Financial Officer, Secretary and board member of Premier prior to the Company's acquisition of Premier on February 29, 1996. For a period of 90 days thereafter, Messrs. LaBarbera and Conner provided advice and assistance to the Company relating to the operation of Premier pursuant to their agreement with the Company.

                              PLAN OF DISTRIBUTION

            The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest, with such sales to consist primarily of market transactions effected through registered broker dealers on The Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, at market prices then prevailing. Brokers or dealers will receive commissions, concessions or discounts from the Selling Stockholders and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the 1933 Act may be sold under Rule 144 rather than pursuant to this Prospectus. To the extent that any of the Shares offered hereby remain unsold upon the termination of this offering they will be deregistered.

            The Selling Stockholders will bear all expenses in connection with the registration and sale of the Shares, including commissions, concessions or discounts to brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholders and fees of counsel to the Company.

            The Selling Stockholders and any broker or dealer who acts in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any compensation received by them and any profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the 1933 Act.


                                 LEGAL MATTERS

            The legality of the Shares offered hereby has been passed upon for the Company by Long, Aldridge & Norman, LLP, Atlanta, Georgia, counsel to the Company.

                                    EXPERTS

            The supplemental consolidated financial statements of the Company as of September 30, 1995 and 1994 and for each of the years in the three-year period ended September 30, 1995, have been incorporated by reference herein and in the Form S-3 Registration Statement in reliance upon the report of Ernst & Young LLP, independent auditors, incorporated by reference herein, which is based in part on the report of Deloitte & Touche LLP, independent auditors. The supplemental consolidated financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


       ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
                 -------------------------------------------

            Securities and Exchange Commission Registration Fee..   $ 7,103
            Nasdaq Fee...........................................       -0-
            Accountants' Fees and Expenses.......................   $10,800
            Legal Fees and Expenses..............................   $ 6,500
            Printing and Engraving Expenses......................   $ 1,000
            Blue Sky Fees and Expenses...........................       -0-
            Miscellaneous Expenses...............................       -0-
                                                                    -------
            Total Expenses.......................................   $25,403

            The foregoing amounts, except for the Securities and Exchange Commission Registration Fee, are estimated. The Selling Stockholders have agreed to pay all of the above expenses, plus all broker or dealer fees, discounts and expenses, and all transfer and other taxes on the sale of the Shares.


       ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
                 -----------------------------------------

            Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware Corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

            In accordance with Delaware Law, the Certificate of Incorporation of the Registrant (listed as Exhibit 4(a) to this Registration Statement) contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

            Article VI, Section 4 of the By-laws of the Registrant provides for indemnification of the officers and directors of the Registrant to the fullest extent permitted by Delaware Law.

       ITEM 16.  EXHIBITS
                 --------

                                                         Document with which          Designation of
                                                         Exhibit was previously       such Exhibit in
   Exhibit No.   Description                             filed with Commission        that Document
   ------------  -----------                             ----------------------       ----------------

       4(a)      Certificate of Incorporation             Registration Statement           3.1
                 of Pediatric Services of America, Inc.   on Form S-1 filed on
                                                          May 12, 1995

       5         Opinion of Long, Aldridge & Norman, LLP

       10        Stock Exchange Agreement                 Current Report on Form            2
                                                          8-K for event occurring
                                                          on February 29, 1996

       23(a)     Consent of Ernst & Young LLP

       23(b)     Consent of Deloitte & Touche LLP

       23(c)     Consent of Long, Aldridge & Norman, LLP
                 (included in Exhibit 5)

       24 Powers of Attorney. See signature page to this Registration Statement.

       24.1      Power of Attorney of Irving S. Shapiro


       ITEM 17.  UNDERTAKINGS
                 ------------

            A.   RULE 415 OFFERING.

       The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) to include any prospectus required by Section 10(a)(3)
                 of the Securities Act of 1933 (the "Act");

                     (ii) to reflect in the prospectus any facts or events
                 arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) to include any material information with respect to
                 the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            B.   SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C.   INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

            Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Norcross, State of Georgia, as of June 6, 1996.

                                           PEDIATRIC SERVICES OF AMERICA, INC.

                                           By: /s/ Joseph D. Sansone
                                               ------------------------------
                                                Joseph D. Sansone
                                                Chairman of the Board, President
                                                and Chief Executive Officer


                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph D. Sansone and Michael A. Taylor, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of June 6, 1996.


       Signatures                       Title
       ----------                       -----

       /s/ Joseph D. Sansone        Chairman of the Board of Directors,
       ----------------------       President and Chief Executive Officer
       Joseph D. Sansone            (Principal Executive Officer)


       /s/ Michael A. Taylor        Senior Vice President and Chief Financial
       ----------------------       Officer (Principal Financial and Accounting
       Michael A. Taylor            Officer)


       /s/ Michael J. Finn          Director
       ----------------------
       Michael J. Finn

       /s/ Adam O. Holzhauer        Director
       ----------------------
       Adam O. Holzhauer

       /s/ Robert P. Pinkas         Director
       ----------------------
       Robert P. Pinkas

       */s/ Irving S. Shapiro       Director
       ----------------------
       Irving S. Shapiro

       /s/ Richard S. Smith         Director
       ----------------------
       Richard S. Smith

       */s/Joseph D. Sansone
        --------------------
       By Joseph D. Sansone
       As Attorney-in-Fact

                               INDEX OF  EXHIBITS

                                                           Document with which        Designation of
                                                           Exhibit was previously     such Exhibit in
   Exhibit No.   Description                               filed with Commission      that Document
   -----------   -----------                               ----------------------     ---------------

       4(a)      Certificate of Incorporation              Registration Statement            3.1
                 of Pediatric Services of America, Inc.    on Form s-1 filed on
                                                           May 12, 1995

       5         Opinion of Long, Aldridge & Norman, LLP

       10        Stock Exchange Agreement                  Current Report on Form           2
                                                           8-K for event occurring
                                                           on February 29, 1996

       23(a)     Consent of Ernst & Young LLP

       23(b)     Consent of Deloitte & Touche LLP

       23(c)     Consent of Long, Aldridge & Norman, LLP
                 (included in Exhibit 5)

       24 Powers of Attorney. See signature page to this Registration Statement.

       24.1      Power of Attorney of Irving S. Shapiro
